Exhibit 21

Subsidiaries of the Registrant

LEVI STRAUSS & CO.

Subsidiary	Jurisdiction of Formation
Levi’s Only Stores, Inc.	Delaware
Levi Strauss International, Inc.	Delaware
Levi Strauss Japan Kabushiki Kaisha	Japan
Levi Strauss (Hong Kong) Limited	Hong Kong
Levi’s Only Stores Georgetown, LLC	Delaware
LVC, LLC	Delaware
Majestic Insurance International, Ltd.	Bermuda
Levi Strauss International	California
Levi Strauss Commerce (Shanghai) Limited	China
Levi Strauss de Mexico, S.A. de C.V.	Mexico
Levi Strauss & Co. (Canada) Inc.	Canada
The Great Western Garment Company (N.B.) Limited	Canada
Levi Strauss-Argentina, LLC	Delaware
Levi Strauss Eximco de Colombia Limitada	Colombia
Levi Strauss, U.S.A., LLC	Delaware
Levi Strauss Asia Pacific Division, PTE. LTD.	Singapore
Levi Strauss do Brasil Industria e Comercio Ltda.	Brazil
Levi Strauss (Australia) Pty. Ltd.	Australia
Levi Strauss Mauritius Limited	Mauritius
Levi Strauss Korea Ltd.	Korea
Levi Strauss New Zealand Limited	New Zealand
Levi Strauss (Malaysia) Sdn. Bhd.	Malaysia
LS Retail (Malaysia) Sdn. Bhd.	Malaysia
Levi Strauss Philippines, Inc.	Philippines
Levi Strauss Philippines, Inc. II	Philippines
Levi Strauss de Espana, S.A.	Spain
Levi Strauss Italia S.R.L.	Italy
Levi Strauss Germany GmbH	Germany
Levi Strauss Suisse, SA	Spain
Levi Strauss Hungary Trading Limited Liability Company	Hungary
Levi Strauss Continental S.A.	Belgium
PT Levi Strauss Indonesia	Indonesia
Levi Strauss Japan, Ltd.	Japan
Levi Strauss (India) Private Limited	India
Levi Strauss Pakistan (Private) Limited	Pakistan
Levi Strauss Global Trading Company Limited	Hong Kong
Levi Strauss Nederland B.V.	Netherlands
Levi Strauss Nederland Holding B.V.	Netherlands
Levi Strauss & Co. Europe SCA	Belgium
Levi Strauss International Group Finance Coordination Services	Belgium
Levi Strauss Istanbul Konfekslyon Sanayi ve Ticaret A.S.	Turkey
Levi Strauss South Africa (Proprietary) Limited	South Africa
Levi Strauss Poland SP z.o.o.	Poland
LVC B.V.	Netherlands
Levi Strauss Praha, spol. s.r.o.	Czech Republic
Levi Strauss Hellas S.A.	Greece
Levi Strauss Benelux Retail BVBA	Belgium
Levi Strauss (U.K.) Limited	United Kingdom
Paris—O.L.S. S.A.R.L.	France
Levi Strauss Dis Ticaret Limited Sirketi	Turkey
Levi Strauss Pension Trustee Ltd.	United Kingdom

505 Finance C.V.	Netherlands
Levi Strauss do Brasil Franqueadora Ltda.	Brazil
Original Denim Investments Limited	Cyprus
“Levi Strauss Moscow” Limited Liability Company	Russian Federation
World Wide Logistics S.R.L.	Italy
Levi’s Footwear & Accessories Spain S.A.	Spain
Levi’s Footwear & Accessories Italy SpA	Italy
Levi’s Footwear & Accessories UK Limited	England
Levi’s Footwear & Accessories France S.A.S.	France
Levi’s Footwear & Accessories (Switzerland) S.A.	Switzerland
Levi’s Footwear & Accessories HK Limited	Hong Kong
Levi’s Footwear & Accessories (China) Ltd	China
Distribuidora Levi Strauss Mexico, S.A. de C.V.	Mexico
Administradora Levi Strauss Mexico, S.A. de C.V.	Mexico
Levi Strauss Vietnam Co. Ltd	Vietnam
LVC JP Kabushiki Kaisha	Japan
Levi Strauss Global Trading Company II, Limited	Hong Kong